UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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AEI INCOME & GROWTH FUND 26 LLC
(Name of Registrant as specified in its charter)
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August 9, 2021

Dear AEI Fund 26 Limited Member:

This letter and the enclosed consent documents are provided to request your vote on operational matters concerning AEI Income & Growth Fund 26, in which you have invested as a Limited Member. We refer to this investment as “Fund 26” or “the Fund” throughout these documents. The enclosed Consent Form provides you with the opportunity to vote on four proposals, the first and second of which are alternatives to each other:

The enclosed Consent Form provides you with the opportunity to vote on four proposals. The voting deadline is October 8, 2021:

Proposal #1. To instruct Fund 26 to begin liquidation. That means that it will begin selling its properties and its existence will be terminated once all property sales are completed. If this proposal is approved, you will begin receiving capital distributions as the property sales occur and your quarterly distributions from rental income will decline over time to zero when the last property is sold.

Proposal #2. As an alternative to Proposal #1, to authorize Fund 26 to continue in operation for an additional 60 months from November 2021. If this proposal is approved, you will continue to receive quarterly distributions from Fund 26 operations, rather than capital distributions from the sale of its properties.

Proposal #3. To amend Section 7.7 of the Fund’s operating agreement to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 85% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. Under both the current operating agreement and the proposed amendment, the repurchase price is reduced by any distributions paid for the units for the quarter immediately preceding the date the units are repurchased.

Proposal #4. To allow Fund 26 to sell joint venture interests that it currently owns in three of the remaining six properties owned to other AEI Affiliated Funds. The remaining interests in these joint ventures are currently owned by other AEI Funds. If any Fund 26 joint venture interests are sold to affiliated Funds, the sales will be made on an “as is, where is” basis and the price of each property will be based upon the property’s fair market value as determined by an independent, third-party, commercial property appraiser.

Prior to voting, you should read the Consent Statement carefully to understand what is being proposed and the risks presented by these proposals. If you have any questions about this communication, please call AEI Investor Services, toll free, at 800-328-3519.

Sincerely,

AEI Fund Management XXI, Inc.
Managing Member

AEI INCOME & GROWTH FUND 26 LLC
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101

CONSENT STATEMENT

We are providing this Consent Statement to all Limited Members of AEI Income & Growth Fund 26 LLC who are unit owners of record as of August 1, 2021. Through the enclosed Consent Form, we are soliciting your votes regarding the four proposals below:

Proposal #1. To instruct Fund 26 to begin liquidation by selling its properties and, thereafter, terminating its existence.

Proposal #2. As an alternative to Proposal #1, to amend Section 12.3 of the Operating Agreement of Fund 26 to authorize it to continue in operation for an additional 60 months from November 2021, at which time another vote on this matter will be presented to the Limited Members.

Proposal #3. To amend Section 7.7 of the operating agreement to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 85% of the estimated net asset value per unit to 95% of the estimated net asset value per unit.

Proposal #4. To allow Fund 26 to sell joint venture interests that it currently holds in three of the six properties owned to other AEI Affiliated Funds.

To vote, you must return a properly signed Consent Form that is received by AEI Fund Management, Inc by mail to 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 P.M., Central Time, on October 8, 2021. You may also return the Consent Form via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705. Please vote “FOR” only one of the first two proposals. Do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously.

We encourage you to sign and return the enclosed Consent Form Promptly – your vote is important!

We mailed this Consent Statement to you because you are a Limited Member of record as of August 1, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE CONSENT SOLICITATION	4
SUMMARY OF PROPOSALS	9
BACKGROUND OF THE FUND	10
Fund 26	10
Properties	11
Summary Financial Information	12
PROPOSAL #1 – LIQUIDATION	13
Reasons for the Liquidation Proposal	13
Effects of the Liquidation Proposal	13
Material Federal Income Tax Considerations of Liquidation	13
Risks of the Liquidation Proposal	15
PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS	15
Reasons for the Proposal to Continue Operations	15
Effects of the Proposal to Continue Operations	16
Amendment to the Operating Agreement	16
Conflicts of Interest with the Proposal to Continue Operations	16
Risks of the Proposal to Continue Operations	17
PROPOSAL #3 –AMEND THE FUND’S UNIT REPURCHASE PLAN	18
Reasons for the Proposed Amendment to the Unit Repurchase Plan	18
Effects of the Proposed Amendment to the Unit Repurchase Plan	18
Amendment to Limited Operating Agreement	18
Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan	19
Risks of the Proposed Amendment to the Unit Repurchase Plan	19
PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS	19
Reasons for Proposal #4	19
Effects of Proposal #4	20
Amendment to the Limited Operating Agreement	20
Risks of Proposal #4	21
UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT	21
CONSENT PROCEDURES	22
Timing of the Consent Solicitation	22
Record Date and Votes Required for Approval	22
Procedures for Voting	22
Costs of Solicitation	23
Mailing	23
EXHIBIT A – Amendment to Operating Agreement (Proposal #2)	24
EXHIBIT B – Amendment to Operating Agreement (Proposal #3)	25
EXHIBIT C – Amendment to Operating Agreement (Proposal #4)	26
EXHIBIT D – Financial Statements at and for the years ended December 31, 2020 and 2019 and for the three months months ended March 31, 2021 and 2020		28

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
AND THE CONSENT SOLICITATION

BACKGROUND

Q:
What are you asking me to do?
A:
We are asking you to vote by signing and returning the enclosed Consent Form:
(1) On a proposal to authorize Fund 26 to begin its liquidation by selling its properties and terminating its existence;
(2) on an alternative proposal to amend Section 12.3 of the operating agreement of Fund 26 to authorize it to continue in operation for an additional 60 months from November 2021, at which time another vote on this matter may be presented to the Limited Members;
 (3) On a proposal to amend the unit repurchase plan of the Fund 26 to increase the price at which units may be repurchased by the Fund to 95% of the estimated net asset value per unit, less any distributions paid for the units for the quarter immediately preceding the date the units are repurchased; and
(4) on a proposal to allow Fund 26 to sell joint venture interests that it currently owns in three of the six properties owned to other AEI Affiliated Funds.
Do not vote “FOR” both Proposal #1 and Proposal #2 at the same time: they are mutually exclusive and cannot be implemented simultaneously.

Q:
Why are you asking for my vote?
A:
Under Section 12.1 of the operating agreement of Fund 26, to sell all or substantially all of the Fund’s properties, we are required to obtain the consent of a majority of the Limited Members by interest. We are asking for your vote on the first proposal to conform to the intent of the original offering of investment in this Fund.
We are asking for your vote on the second proposal because we believe Fund 26 provides a rate of current income that compares favorably to the income available from other investments. Many Limited Members may prefer to see a continuation of this current income as opposed to a liquidation of the Fund.

We are asking for your vote on the third proposal to provide Limited Members the opportunity to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 85% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. This will result in a repurchase price that more closely approximates what the Managing Member believes is the fair market value of the units.

We are asking for your vote on the fourth proposal because Fund 26 owns joint venture interests in three of the remaining six properties with other AEI Affiliated Funds. Because most buyers of net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund 26 to sell these joint venture interests in the open real estate market. As a result, we are asking you to vote on a proposal to allow Fund 26 to sell its interests in these properties to other AEI Affiliated Funds. Although we believe that Section 6.6 of the Fund 26 Operating agreement expressly contemplates such a sale to current joint-venture owners, Section 6.6(vii) also prohibits Fund 26 from selling properties to affiliated funds, therefore creating ambiguity unless resolved. This vote would eliminate this ambiguity. In addition, this proposal would also allow Fund26 to sell joint venture interests to any AEI Affiliated Fund, not just AEI Affiliated Funds that are current joint-venture owners.

Q:
May I vote “FOR” all proposals?
A:
No. Vote “FOR” only one of the first two proposals. Do not vote “FOR” Proposal #1 and “FOR” Proposal #2 at the same time. Proposal #1, if approved, will require the sale of the Fund’s properties and the Fund’s liquidation, while Proposal #2 will authorize the Fund to continue in operation until the next voting opportunity presented by the Managing Member in approximately five years from October 2021. If none of the proposals are approved, Fund 26 will continue in operation without a specific time frame to liquidate and the increased unit repurchase price described in Proposal #3 will not take effect.

PROPOSAL #1 – LIQUIDATION

Q:
Why is Proposal #1 being presented?
A:
When Fund 26 was organized, the offering documents indicated the intent to sell the Fund’s properties in 10 to 12 years following the completion of the property acquisition phase. In 2008, the Fund completed the investment of proceeds from the offering in properties. Under Section 6.1 of the operating agreement of Fund 26, the consent of a majority of the limited members by interest is required to sell all or substantially all of the Fund’s assets.

Q:
What will happen if Limited Members approve Proposal #1?
A:
The proposal, if approved, will authorize the Managing Member of Fund 26 to commence the orderly sale of the Fund’s six remaining properties. We anticipate that all sales could be completed within 24 to 36 months. As sales are completed, Fund 26 would distribute the proceeds to you and other Limited Members, less expenses, less the Managing Members interest in the proceeds, and less a reasonable operating reserve. Reserve funds would be distributed as part of the final dissolution of the Fund.

Q:
If Proposal #1 is approved, how much cash might I receive?
A:
We cannot know how much cash can be generated from the sale of the properties until the sales are completed. The value of the properties depends upon market conditions. Any amount that the Fund would be able to distribute would depend upon the terms of sale as well as expenses incurred to complete each sale. Based upon current market conditions and capitalization rates for similarly situated properties, and our own internal analysis without independent appraisal, we estimate that the “liquidation value” of the assets of Fund 26 is approximately $10,637,000 or approximately $6.06 per unit as of June 30, 2021. In making this estimate, we are assuming that Fund properties are sold in the normal course of business without extraordinary expense, that the properties continue to generate rental income during the sales period, and that the Managing Members interests are subtracted prior to calculating the liquidation value per unit. It is likely that the actual proceeds will vary from this estimate. Any variation could be material.

Q:
What are the tax consequences of liquidation?
A:
The sale of the properties and distribution of the liquidation proceeds may generate both ordinary income and capital gain or loss to the Limited Members for United States federal income tax purposes. Tax matters are complicated. Your tax consequences may depend on your financial situation and whether you purchased your units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of liquidation to you.

Q:
What if Proposal #1 is not approved?
A:
If Proposal #1 to liquidate is not approved, then Fund 26 will not liquidate and will continue in operation until the Limited Members vote to authorize the sale of all of the Fund’s properties, or until December 31, 2055 as stated in the Operating agreement. However, the Managing Member would expect to again submit the proposal to liquidate to a vote by the Fund’s Limited Members in approximately five years.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Q:
Why is Proposal #2 being presented?
A:
The Managing Member believes that:
  Fund 26 continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that may be higher than distributions investors could realize from other income-generating investments w55ith similar risk profiles.
  Continuation of Fund 26’s operations may allow capital gains to be generated from the sale of properties prior to the final liquidation of the Fund.
  Continuation of Fund 26’s operations will allow Limited Members to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if Fund 26 were to liquidate and they re-invested their proceeds in other similar investments.
We cannot assure you that Fund 26 will achieve these objectives if you vote for the proposal to continue operations.

Q:
What will happen if Limited Members approve Proposal #2?
A:
If Proposal #2 is approved, then:
  Fund 26 will not commence liquidation at this time.
  Fund 26 will continue to operate: owning net leased, commercial properties occupied by national and regional corporate tenants, distributing rental income generated by those properties, and periodically selling properties to generate capital gains for distribution while reinvesting the remaining proceeds into similar properties.
  After 60 months from October 2021, Fund 26 will again solicit votes to continue in operation or liquidate.

Q:
Are there risks associated with continuing operations?
A:
Fund 26 will continue to be subject to the risks of investment in real estate, including the following:
  Changing market and economic conditions may adversely affect the value of properties which Fund 26 owns, or may purchase;
  Any default by tenants may reduce rental income or delay sale of Fund properties;
  The absence of a public market for the Limited Members units, and the limited capacity of Fund 26 to repurchase units under the unit repurchase plan;
  Delay in final sale of the Fund’s properties and receipt of proceeds from sales;
  Conflicts of interest with respect to the Managing Member and its affiliates receiving reimbursements of expenses based upon the capital value of the Fund that may cause them to have a different interest than Limited Members for approving Proposal #2.
You should read the risk factors presented later in this Consent Statement to fully understand the risks involved.

Q:
Does the Managing Member, or its affiliates, have any interest in seeing Proposal #2 approved?
A:
Potentially, yes. The Managing Member and its affiliates are reimbursed for the expenses incurred in operating Fund 26, including expenses of administering the Fund’s properties. If the Fund is liquidated, these reimbursements would terminate. Although the reimbursements are at cost, they are calculated on the fully-loaded costs of the Managing Member and its affiliates in providing the services and, therefore, include a portion of the salaries and other compensation expenses of the Managing Member and its affiliates. On the other hand, if the Fund is liquidated, the Managing Member will receive its share of the liquidation proceeds.

Q:
Will Proposal #2 have any tax consequences for me?
A:
We do not believe there should be any tax consequences resulting from the approval of Proposal #2.

PROPOSAL #3 – AMEND THE FUND’S UNIT REPURCHASE PLAN

Q:
At what price does Fund 26 currently repurchase units?
A:
Section 7.7 of the Operating agreement of Fund 26 currently provides that repurchases by the Fund are made at a price equal to 85% of the estimated net asset value per unit. At June 30, 2021, we estimated the net asset value per unit at approximately $6.06 per $10 unit.

Q:
Why do you want to increase the repurchase price?
A:
We believe that it is appropriate to provide the Limited Member the opportunity to increase the price at which units are repurchased to a price that more closely approximates what we believe is the fair market value of the Fund’s units.

Q:
Isn’t a lower repurchase price under the unit repurchase plan favorable to the Limited Members who do not wish to sell their units?
A:
Yes. A lower repurchase price, if accepted by a tendering Limited Member, would be more favorable to Limited Members's who remain in the Fund, than a higher price. However, at some point, a Limited Member may need liquidity and the higher price would result in that Limited Member receiving a price that the Managing Member believes is closer to the fair market value of the Fund’s units.

Q:
Are there risks related to repurchases?
A:
In addition to the possibility that repurchases may not be available, Limited Members should consider the following risks in connection with the Fund’s unit repurchase plan:
  The calculation of net asset value per unit is based upon estimates and assumptions and the knowledge and expertise of the Managing Member and Fund 26 may, eventually, realize values per unit that are more or less than the Fund’s stated repurchase price;
  Units will be repurchased at a discount from the estimated net asset value per unit;
  Limited Members whose units are repurchased may incur a tax liability;
  Repurchases by the Fund may utilize cash that would otherwise be available for distribution to Limited Members whose units are not repurchased, thereby decreasing their current distributions.

Q:
Does the Managing Member or its affiliates have any interest in seeing Proposal #3 approved?
A:
We believe that the Managing Member and the Limited Members who wish to continue to participate in Fund 26 have the same interest in seeing this proposal approved.

Q:
Will Proposal #3 have any tax consequences for me?
A:
We do not believe there should be any tax consequences resulting from the approval of Proposal #3. However, a Limited Member who presents units for repurchase by the Fund should consult with his or her personal tax advisor about the possible tax effects of the transaction.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Q:
What will happen if Limited Members approve Proposal #4?
A:
The proposal, if approved, will allow Fund 26 to sell the joint venture interests it owns in three of the six remaining properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

Q:
If Proposal #4 is approved, what is the benefit to Fund 26?
A:
A sale of a joint venture interest in a property on the open real estate market could take many months, if not years. The sale to other Affiliated Funds could, however, be completed in a relatively short time, resulting in the Fund receiving sale proceeds sooner. Furthermore, real estate brokerage commissions typically represent a seller-related expense and have historically ranged from 3% to 6% of a property’s gross sale price. A sale to other Affiliated Funds will eliminate the expense of brokerage commissions, thereby potentially resulting in higher net sales proceeds to the Fund.

Q:
What if Proposal #4 is not approved?
A:
If the proposal to sell the Fund’s joint venture interests in properties to other Affiliated Funds is not approved, then Fund 26 will attempt to sell the interests in the open real estate market. If the interests cannot be sold in a timely fashion, the final liquidation of the Fund may be delayed.

THE CONSENT SOLICITATION PROCESS

Q:
What vote is required to approve the proposals?
A:
The affirmative vote of a majority of the units of Limited Members interest in Fund 26 is required to approve a proposal.

Q:
Am I required to vote on these proposals?
A:
No. You are not required to vote. However, not voting would have the effect of a vote against the proposals. If Proposal #1 to liquidate is not approved by Limited Members holding a majority of the outstanding units, then Fund 26 will continue in operation until the Limited Members vote to authorize the sale of all of the Fund’s properties, or until December 31, 2055 If Proposal #3 is not approved by a majority of the units held by Limited Members, Fund 26 will continue to offer a unit repurchase price equal to 85% of the estimated net asset value per unit. If Proposal #4 is not approved by Limited Members holding a majority of the outstanding units, Fund 26 will not sell any joint venture interests in properties to other AEI Affiliated Funds.

VOTING PROCEDURES

Q:
How do I vote?
A:
Mark your vote, sign and date the enclosed Consent Form and return it in the enclosed postage prepaid envelope. Your Consent Form must be received by 5:00 p.m., Central Time, on October 8, 2021 (unless this date and time is extended).

Q:
May I revoke my consent?
A:
Yes. You may withdraw or revoke your consent at any time prior to 5:00 p.m. Central Time, on September 30, 2021. To be effective, a written or facsimile revocation or withdrawal of the Consent Form must be received prior to such time and addressed to AEI Fund Management XXI, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101. A notice of revocation or withdrawal must specify the Limited Member’s name and the number of units being withdrawn. You may also submit notice of revocation or withdrawal via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705.

Q:
Do Limited Members have appraisal rights?
A:
With respect to this vote, Limited Members are not entitled to appraisal rights with respect to the value of their units. There will not be any procedure by which a Limited Member can seek an alternative valuation of his or her units, regardless of whether the Limited Member does or does not consent to any of the proposals.

SUMMARY OF PROPOSALS

The following summarizes the proposals being presented to the Limited Members of Fund 26. You should read this entire Consent Statement to fully understand the proposals.

 Proposal #1 – Liquidation:

Effect:

If liquidation is authorized, the Managing Member will commence the orderly sale of the Fund’s properties and the winding up of its affairs, including distribution of proceeds to members in accordance with the Operating agreement. Authorization to liquidate is required in accordance with Section 6.1 of the Operating agreement prior to the sale of all, or substantially all, of the assets of the Fund.
Vote Required:
Approval of the liquidation proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Member for its own account).

Proposal #2 – Continue Operations For 60 Months:

Effect:

If the proposal to continue operations is approved, the Fund’s Operating agreement will be amended to set the year of 2026 as the date at which Limited Members would again vote on continuing operations or liquidating.
Vote Required:
Approval of the proposal to continue operations requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Member for its own account).

Proposal #3 – Amend the Fund’s Unit Repurchase Plan

Effect:

If the proposal to amend the unit repurchase plan is approved, Fund 26 will be allowed to repurchase units at 95% of the estimated net asset value per unit.

Vote Required:
Approval of the proposal to amend the unit repurchase plan requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Member for its own account).

Proposal #4 – Sale of Joint Venture Interests to Other AEI Affiliated Funds:

Effect:

If the proposal to sell joint venture interests to other AEI affiliated funds is approved, Fund 26 will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund at a sale price based upon an independent, third-party, commercial property appraisal.
Vote Required:
Approval of the sale of joint venture interests to other AEI affiliated funds proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Member for its own account).

Solicitation:
This Consent Statement was prepared by, and consents are being solicited by and on behalf of, AEI Fund Management XXI, Inc., the Managing Member of Fund 26.

Interest of
The Managing Member has interests in the liquidation proposal and the proposal
Managing Member
to continue operations that are different from the interests of limited members because:

  The Managing Member and its affiliates receive reimbursements of the costs they incur and services they provide to Fund 26, including the compensation expense of their employees based upon the hours they spend for the services they perform. These reimbursements will terminate if the liquidation proposal is approved and Fund 26 is dissolved.
  The Managing Member is entitled to indemnification in the instances defined in the Operating agreement.
  If the Fund is liquidated, the Managing Member will receive a share of the liquidation proceeds.

BACKGROUND OF THE FUND

Fund 26

AEI Income & Growth Fund 26 LLC (“Company”), a Limited Liability Company, was formed on March 14, 2005 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (“AFM”), the Managing Member. Robert P. Johnson, the former Chief Executive Officer and sole director of AFM, served as the Special Managing Member until his withdrawal date effective March 31, 2020. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Patricia Johnson , Robert Johnson’s wife owns a majority interest. AEI Fund Management, Inc. (“AEI”), an affiliate of AFM, performs the administrative and operating functions for the Company.

Fund 26 raised $18.3 million through a public offering of its units. These proceeds were used to purchase, for cash, commercial real estate occupied by tenants under net leases. Fund 26initially purchased eight properties with the net proceeds from the offering, including partial interests in five of these properties. The prospectus by which the units were originally offered indicated that properties would be sold from time to time and the cash proceeds invested in similar net leased properties.

Although Fund 26 has not commenced the sale of properties in final liquidation, the Fund has sold properties and reinvested the majority of the proceeds in similar net leased properties. In all cases, the Fund has distributed enough cash for Limited Members to pay the taxes generated by any income or gain recognized by them on the sale of such properties.

Properties

As of June 30, 2021, Fund 26 held interests in six net leased properties. It also held cash from recent property sales totaling $1,092,000. Five of the properties are subject to net leases under which the tenant pays substantially all of the property operating costs. The tenants in these properties are current with their rental payments and the properties are fully occupied.  The other property is currently partially vacant as discussed below.

The Company owns a 40% interest in the Sports Authority store in Wichita, Kansas. On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization. In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners. As of March 31, 2018, the tenant owed $19,366 of past due rent, which was not accrued for financial reporting purposes. The owners listed the property for lease with a real estate broker in the Wichita area. While the property is vacant, the Company is responsible for its 40% share of real estate taxes and other costs associated with maintaining the property.

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. (“Biomat”) as a replacement tenant for 28% of the square footage of the property. The tenant operates a Biomat USA Plasma Center in the space. The Company’s 40% share of annual rent, which commenced on June 18, 2018, is $37,071. Biomat agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof. Biomat agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof.

The following table sets forth the properties held by Fund 26 as of 2021, the date each property was acquired, the ownership interest in the property, the acquisition cost, the date the initial lease term expires, the annual rental amount, and the Managing Members’s estimate of the current value of the property:

Property	Date Acquired	Ownership Interest (%)	Acquisition Cost	Lease Expiration	Annual Rent	Estimated Value (1)
Biomat USA Plasma Center (1) Wichita, KS	4/3/06 to 6/30/06	40.00	2,317,806	6/18/28	37,071	1,353,000
Cellular Connection Bluffton, IN	8/10/07	100.00	1,022,289	3/31/23	39,156	602,000
Best Buy Store Eau Claire, WI (46%)	1/31/08	46.00	3,031,012	1/19/23	240,427	2,897,000
Fresenius Medical Center Chicago, IL	12/30/14	54.00	1,292,220	4/30/27	101,158	1,595,000
Zales Store Enid, OK	3/17/15	100.00	1,600,000	10/31/24	116,160	1,549,000

Property	Date Acquired	Ownership Interest (%)	Acquisition Cost	Lease Expiration	Annual Rent	Estimated Value (1)
Dollar Tree West Point, MS	2/3/16	100.00	1,535,714	9/30/25	107,500	1,433,000
Total Estimated Value						9,429,000

  Estimated value at June 30, 2021 Fund 26 has not obtained appraisals of these properties. The Managing Member has valued the properties based upon rental rates and prevailing capitalization rates which it believes are applicable. If a property is vacant, the marketability of the property is analyzed to determine a fair value. We cannot assure you that we could sell the properties at the estimated values set forth in the table.

Summary Financial Information

The following table provides operational data about Fund 26 for the three months ended March 31, 2021 and 2020 and for the years ended December 31, 2020 and 2019, on the basis of Fund 26 continuing as a going concern:

	Three Months Ended March 31		Year Ended December 31
	2021	2020	2020	2019
Rental income	$166,275	$165,658	$663,063	$722,519
LLC Administration & Property Management Expenses	57,684	68,929	208,725	273,130
Depreciation	92,860	94,584	410,004	389,526
Real Estate Impairment	0	0	78,376	1,277,928
Total Expenses	150,544	163,513	697,105	1,940,584
Operating Income (Loss)	15,731	2,145	(34,042)	(1,218,065)
Other Income – Interest	324	2,459	3,441	10,486
Miscellaneous Income	0	0	0	0
Gain on Sale of Real Estate	0	0	0	438,664
Net Income (Loss)	16,055	4,604	(30,601)	(768,915)
Net Income Allocated to Limited Members	15,573	4,466	(29,683)	(745,848)
Net Income (Loss) Per LLC Unit	0.01	0.00	(0.02)	(0.43)
Distributions Per LLC Unit	0.05	0.05	0.21	0.21

The following table provides data on the financial condition of Fund 26 on a historical cost basis at March 31, 2021 and 2020, and December 31, 2020 and 2019:

	March 31		December 31
	2021	2020	2020	2019
Cash	$1,375,086	$1,317,235	$1,355,227	$1,331,120
Receivables	16,133	0	19,360	0
Investments in Real Estate, net	7,491,928	7,956,576	7,579,286	8,045,658
Total Assets	8,883,147	9,273,811	8,953,873	9,376,778
Payable to Affiliate	61,605	55,389	53,953	68,108
Distributions Payable	94,433	94,433	94,433	94,433
Unearned Rent	0	0	0	420
Total Liabilities	156,038	149,822	148,386	162,961
Managing Members’ Capital	(94,998)	(83,092)	(92,647)	(80,397)
Limited Members’ Capital	8,822,107	9,207,081	8,898,134	9,294,214

PROPOSAL #1 – LIQUIDATION

Reasons for the Liquidation Proposal

When Fund 26 was organized, the offering documents indicated the intent to sell the Fund’s properties in 10 to 12 years following the completion of the property acquisition phase. In 2008, the Fund completed the investment of proceeds from the offering in properties. Under Section 6.1 of the operating agreement of Fund 26, the consent of a majority of the limited members by interest is required to sell all or substantially all of the Fund’s assets.

Effects of the Liquidation Proposal

Operations. If Limited Members holding a majority of the outstanding units vote in favor of the liquidation proposal, the Managing Member will take action to commence the sale of Fund 26’s properties and the liquidation of the Fund. The Managing Member will, from time to time, distribute the proceeds from the sale of properties to the extent it believes, in its sole discretion, that such proceeds are not required for operations during liquidation, not required to pay Fund obligations, or required to deal with contingent obligations. Once all of the Fund’s properties are sold, the Managing Member would wind up the affairs of the Fund and distribute any net sales proceeds and remaining reserves to the Limited Members and the Managing Member. The Fund would then be dissolved and cease operations. Under Section 12.1 of the Operating agreement, this dissolution does not require, and the Fund will not ask you for, any additional vote.

Distributions. As set forth under the caption “Background of the Fund – Properties”, the Managing Member estimates the current value of Fund 26’s properties at approximately $9,429,000, not including cash from recent property sales of approximately $1,092,000. Neither the Managing Member nor Fund 26 has obtained any independent appraisal or opinion regarding the value of the Fund’s properties. This valuation is based upon the rental rates generated by each property and the capitalization rates that the Managing Member believes are applicable in the markets in which the properties are located.

It is not possible for the Managing Member to predict the timing of the sale of the Fund’s properties. Assuming that (a) the sale of properties can be completed over the next 24 to 36 months, (b) there are no adverse events, such as tenant defaults or bankruptcies, that adversely affect the Fund’s ability to sell its properties or the market value that can be obtained in such sales, (c) there are no increases or decreases in the market value of the properties and they can be sold at the amounts estimated by the Managing Member, and (d) there are no other extraordinary corporate expenses, the Managing Member estimates that approximately $10,555,000 of proceeds will be available for distribution from sale of properties and cash reserves. Of that amount, approximately $10,449,000 or $6.01 per unit would be available for distribution to Limited Members. Because some of these assumptions will inevitably be inaccurate, and the Managing Member’s estimates of value cannot be precise, the actual amounts available for distribution to members will vary from these estimates and the variation may be material.

Assuming the Fund was liquidated as of December 31, 2020 and that the estimated liquidation proceeds from the sale of properties were realized, and factoring in prior cash distributions received, an original investment in the Fund of $10, per unit on April 3, 2006, would have received $13.13 per unit in total distributions over the life of the investment.

Material Federal Income Tax Considerations of Liquidation

The federal income tax discussion set forth below addresses the material federal income tax consequences of the liquidation of a limited liability company treated as a partnership for income tax purposes. It does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Member with respect to such Limited Member’s personal circumstances. The discussion is directed solely to Limited Members who hold the units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and have acquired the units for investment and not as a dealer or for resale. This discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Fund interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). Limited Members are urged to consult their own tax advisors as to the specific tax consequences to them of the liquidation of Fund 26, including the applicability and effect of federal, state, local and other tax laws.

General. Fund 26, as a partnership for federal income tax purposes, is not subject to federal income tax; instead, each partner is required to take into account such partner’s distributive share of the Fund’s income, gains, losses, deductions, credits and tax preference items in computing the partner’s federal income tax liability for any taxable year, without regard to whether the partner has received any distribution from the Fund.

For federal income tax purposes, the liquidation process consists of two separate components: (1) the sale by Fund 26 of its properties; and (2) the distribution of cash to each Limited Member in liquidation (a "liquidating distribution") of the member's interest in Fund 26. Each of these is separately discussed below

Sale of Fund 26's properties. For federal income tax purposes, each Limited Member will be required to include in its income such partner’s allocable share of the gain or loss realized by Fund 26 upon the sale of the Fund’s properties. Gain will result primarily from the sale of a property, including both the real property and any improvements. Gain that falls within the definition of "depreciation recapture" will be treated as ordinary income for tax purposes. Other gain, as well as other items of partnership gain or loss, will be capital or ordinary gain or loss, depending upon the nature of the asset sold.

Distribution to the Limited Members. A Limited Member will recognize capital gain to the extent the amount of the liquidating distribution received by the Limited Member exceeds the Limited Member's tax basis for the Limited Member’s units, as such basis is adjusted to reflect any gain or loss realized by Fund 26 on the sale of its assets. A Limited Member will recognize a capital loss to the extent that the amount of the liquidating distribution received by the Limited Member is less than the Limited Member's tax basis for its units, as adjusted.

Passive Activity Rules. Limited Members that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A Limited Member's allocable share of partnership income, gain or loss from the sale of Fund 26's properties is generally treated as derived from a passive activity. Limited Member may generally deduct losses from passive activities only to the extent of their income from passive activities. Passive activity losses that are not allowed in any taxable year are suspended and may be carried forward indefinitely and allowed in subsequent years as an offset against passive activity income. However, upon final liquidation of the Fund, any suspended passive activity losses of a Limited Member with respect to its investment in Fund 26 may be used to reduce other income of the Limited Member.

Risks of the Liquidation Proposal

The Managing Member may not be able to dispose of properties at the estimated market values.

The Managing Member has estimated the market value of the properties based upon rental rates and market capitalization rates. The rate at which such rents are capitalized is dependent upon prevailing interest rates in the markets where the properties are located. To the extent prevailing interest rates increase, the value of the properties calculated using these methods would decline. Further, the market value of properties is dependent upon the financial strength of the tenants occupying the properties owned by Fund 26. A general economic downturn may affect the financial strength of the tenants. If tenants occupying the Fund’s properties are adversely affected, the Fund may experience an increased level of default in rental payments, or a general decrease in the willingness of purchasers to acquire its properties because of the increased risk involved.

Rapid disposition of properties may cause Fund 26 to fail to realize the full value of its properties.

If the proposal to liquidate Fund 26 is approved, the Managing Member will attempt to dispose of Fund 26’s properties during the next 24 to 36 months. The disposition of properties could generate less value to Fund 26 and its Limited Members than estimated, particularly if sales must be completed rapidly.

If tenants default on their lease obligations, or file for protection under bankruptcy laws, the value of properties may be depressed, and the final disposition of those properties may be delayed.

If a tenant defaults on its lease obligations, or abandons a property, prior to its sale by Fund 26, the value of the property would likely be adversely affected, the Fund might have difficulty selling the property, and the sale might be delayed until an alternative tenant can be located. If a tenant filed for protection under applicable bankruptcy laws, the tenant (if a debtor in possession) or the bankruptcy trustee would have a period of time to assume or reject the lease and the Fund may be delayed in its disposition of the property and final liquidation of the Fund.

Limited Members will be required to pay tax on any capital gain that Fund 26realizes on the sale of its properties and a portion of the gain may be taxed at higher tax rates.

Sales of properties will generate an income and gain recognition event for federal income tax purposes with respect to the value of the properties and proceeds received, while continued operation of properties would generate income for tax purposes primarily related to rental income received. For properties that Fund 26 has held and depreciated for tax purposes for a significant period of time, a significant portion of the sales price could represent depreciation recapture taxable to Limited Members at higher tax rates.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Reasons for the Proposal to Continue Operations

The proposal to continue operations is being presented because the Managing Member believes:

  Fund 26 continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that may be higher than distributions investors could realize from other income-generating investments with similar risk profiles.

  Continuation of Fund 26’s operations may allow Fund properties to appreciate and produce capital gains from the sale of properties prior to the final liquidation of the Fund.
  Continuation of Fund 26’s operations will allow Limited Members to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if Fund 26 were to liquidate and they reinvested their proceeds in other similar investments.

We cannot assure you that Fund 26 will achieve these objectives if you vote for the proposal to continue operations.

Effects of the Proposal to Continue Operations

The proposal to continue operations for an additional 60 months from November 2021 will allow Fund 26 to continue to operate in the same manner in which it has operated historically. The Fund’s operations will continue to be reported to you in a manner consistent with historical financial results. Subject to the normal risks of operating as summarized below, we anticipate that the Fund will continue to make quarterly distributions of cash flow from rental income. The continuation of operations will move into the future the date that Limited Members could receive proceeds from the final sale of properties and liquidation of Fund 26. After 60 months, Fund 26 will again solicit a vote of the Limited Members to continue in operation or liquidate.

As of December 31, 2020, Fund 26 held cash totaling approximately $1,092,000 from recent property sales. If the proposal to continue operations is approved, we expect to invest this cash in additional net leased properties, less a reserve to pay for any anticipated unit repurchase requests that may be received in 2021and 2022.

If the proposal to continue operations is not approved, and the liquidation proposal is approved, Fund 26 will commence the process of disposing of its properties. If neither Proposal #1 nor Proposal #2 is approved, the Fund will continue to operate in the ordinary course of business.

Amendment to the Operation Agreement

The proposal to continue the operations of Fund 26 will be implemented, if approved by Limited Members, through the amendment to Section 12.3 of the Operating agreement that is set forth in Exhibit A to this Consent Statement. This amendment will require the Managing Member to prepare a new consent statement on or about November 31, 2026 to solicit another vote of Limited Members to either liquidate Fund 26 or extend its operation for an additional period of five years.

There is no contractual requirement in the Operating agreement of Fund 26 to terminate its existence, or sell its properties and liquidate, prior to 2055.

Conflicts of Interest with the Proposal to Continue Operations

The Managing Member and its affiliates are reimbursed for their expenses, including the salaries and compensation expense of employees, based upon the time those employees spend on the affairs of the investment funds they manage. To the extent the Managing Member and their affiliates have more investment funds under management, the aggregate amount of such reimbursements is larger and the salaries that are justifiable for their management may be higher. Accordingly, the Managing Member has an incentive to maintain funds and properties under management. On the other hand, reimbursements to the Managing Member and its affiliates for operations are at cost and do not represent a profit center for the Managing Member or its affiliates. Further, if the Fund does not liquidate, the Managing Member will not receive cash distributions representing its share of liquidation proceeds.

Risks of the Proposal to Continue Operations

If the proposal to continue operations is approved, the business of Fund 26 will continue to be subject to the risks associated with the ownership of real property and the illiquidity of investment in a Limited Liability Company, including the following:

Limited Members will have no right to liquidation proceeds until Fund 26 is liquidated.

If the proposal to continue operations is approved, Limited Members will likely not have a right to receive the proceeds from the final disposition of properties and liquidation of Fund 26 for at least an additional five years.

There will continue to be no public market for the units and substantial restrictions on sale or disposition of the units.

To avoid being classified as a publicly traded Limited Partnership for tax purposes, the Operating agreement of Fund 26 continues to place substantial restrictions on sale or transfer of units. There is no trading market for the units and the restrictions in the Operating agreement are designed to ensure that no public trading market develops. Accordingly, it may be difficult to dispose of units or to receive full value for units when they are sold if the proposal to liquidate is not approved.

The operations of Fund 26 will continue to be subject to the risks of real estate investment.

If the proposal to continue operations is approved, the properties of Fund 26 will continue to be held for investment and the proceeds from any sale of Fund properties may not be distributed to members during the following five years, except to the extent necessary to pay income taxes resulting from any taxable gain on sale that is allocated to Limited Members. The value of real estate is subject to several factors beyond the control of the Fund, including national economic conditions, changes in interest rates, governmental rules and regulations and competition from other forms of financing. In addition, the value of the properties is affected by the financial condition of the tenants. To the extent there is a general economic downturn, the industries in which the Fund’s tenants operate may be adversely affected, causing defaults or renegotiation of lease terms. To the extent the Fund’s lease rates decline in the future, or if there are tenant defaults, the value of real estate held by the Fund may decline.

Limited Members will continue to be dependent upon the Managing Member for all decisions relating to the operation of Fund 26.

If Fund 26 continues to operate, Limited Members will continue to rely almost exclusively on the Managing Member of the Fund for its operations. The Managing Member has complete authority to make decisions regarding the Fund’s day-to-day operations and the acquisition or disposition of properties. There are no limitations that Limited Members may enforce regarding the types of net leased, commercial properties that may be acquired. The Managing Member may take actions with which Limited Members disagree. Limited Members do not have any right to object to most management decisions unless the Managing Member breaches its duties. Limited Members are able to remove the Managing Member only by a majority vote of Limited Members or in other limited circumstances.

The Managing Member may benefit from continuing operations in ways that create conflicts of interest.

The interests of the Managing Member in continuing operations may be different from those of the Limited Members’ interests because the Managing Member and its affiliates will continue to receive reimbursements from Fund 26. The Managing Member and its affiliates are reimbursed at cost, which includes a portion of salaries of personnel and other overhead, for services they provide to the Fund and the proposal to continue operations, if adopted, will allow those reimbursements to continue.

Limited Members will not have appraisal rights in connection with continuing operations.

You will not have appraisal or dissenters’ rights as a result of continuing operations. Accordingly, if you disagree with the proposal to continue operations you will not have the right to require Fund 26 to pay out the value of your units. If you disagree, and wish to sell your units, you will be required to find a different method of doing so, such as utilizing the Fund’s unit repurchase plan, selling the units privately, or holding your units until the Fund is liquidated.

PROPOSAL #3 –AMEND THE FUND’S UNIT REPURCHASE PLAN

Reasons for the Proposed Amendment to the Unit Repurchase Plan

We are proposing an amendment to the unit repurchase provisions of the Operating agreement contained in Section 7.7 so that Limited Members may present their units to the Fund for repurchase at a price that more closely approximates what we believe is the fair market value of the units.

Effects of the Proposed Amendment to the Unit Repurchase Plan

If this proposal is approved, Limited Members will be able to present their units to Fund 26 for repurchase at a price equal to 95% of the estimated net asset value per unit, instead of 85% of the estimated net asset value per unit. Under both the current operating agreement and the proposed amendment, the repurchase price is reduced by any distributions paid for the units after the date for which the estimated net asset value per unit is calculated and prior to the repurchase date (a period of one quarter).

Fund 26 will repurchase units with cash that might otherwise be available for distribution to Limited Members. Because of this, increasing the price for repurchases may increase the number of repurchases and correspondingly decrease the amount of cash available for distribution. Repurchase of units will, however, result in the remaining Limited Members owning a proportionately larger interest in the Fund, which should, under normal conditions, produce larger distributions per unit in the future.

The Fund cannot assure Limited Members that revenues or cash reserves will be available for repurchases and that it will be able to repurchase any or all the units tendered. Repurchase of units may result in certain adverse tax consequences to the tendering Limited Member. Repurchase of units will likely result in smaller distributions to remaining Limited Members in the year of repurchase yet will not result in a reduction of taxable income allocated to such Limited Members.

Amendment to Operating Agreement

The proposal to increase the purchase price under Fund 26’s unit repurchase plan will be implemented, if approved by Limited Members, through the amendment to Section 7.7 of the Operating agreement that is set forth in Exhibit B to this Consent Statement. The amendment will provide that the repurchase price for units purchased under the unit repurchase plan will be increased to 95% of the estimated net asset value per unit.

Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan

The Managing Member believes that its interests in amending the unit repurchase plan are aligned with those Limited Members who wish to continue to participate in Fund 26.

Risks of the Proposed Amendment to the Unit Repurchase Plan

If the proposal to amend the unit repurchase plan is approved, the ability to repurchase units, and the consequences of repurchase, will present additional risks, including the following:

Repurchases may reduce the amount of cash then available for distributions.

Unit repurchases are funded with cash otherwise available for distribution to Limited Members and, to the extent units are repurchased, cash available for distribution to remaining members will be reduced. Although remaining Limited Members will have a proportionately larger interest in Fund 26 after such repurchases, if the Managing Member overestimates the net asset value per unit for purposes of repurchases, or properties decline in value after repurchases, remaining Limited Members may not obtain the benefit of such larger ownership interest.

Regardless of the amendment, because of limitations under the unit repurchase plan, Limited Members may find it difficult to have their units repurchased.

The amount of units Fund 26 will repurchase in any year will be limited even if the amendment to the unit repurchase plan is approved. Among other things:

  During any year, Fund 26 will not repurchase more than 5% of the units that were outstanding at the end of the previous year;
  Fund 26 will not repurchase units to the extent it does not have cash available for such repurchases; and
  Fund 26 will not repurchase units if the Managing Member believes repurchases would negatively impact the Fund’s operations or cash flow.

Accordingly, there may be periods during which Fund 26 does not repurchase all units, or any units, that are tendered for repurchase. If more units are tendered than can be repurchased, repurchases will be considered in the order tendered by postmark.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Reasons for Proposal #4

Fund 26 owns joint venture interests in three of the six remaining properties that were purchased consistent with authority in the Operarting agreement to purchase joint venture interests with AEI Affiliated Funds. In particular, Fund 26 owns a 40% interest in a Biomat clinic in Wichita, Kansas, a 46% interest in a Best Buy store in Eau Claire, Wisconsin, and a 54% interest in a Fresenius Clinic located in Chicago, IL. Because most investors in net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund 26 to sell these interests in the open real estate market.

The operations of Fund 26 are governed by its Operating agreement. Section 6.6 of the Operating agreement permits joint ventures with other AEI Affiliated Funds, subject to certain conditions, including that each Fund has a right of first refusal to purchase the other party’s interest in the event of an attempted sale of an interest in a property. This right of first refusal was included in the agreements under which

Fund 26 acquired its joint venture interests in the two properties. The Managing Member of Fund 26 believes that this implicitly allows, or requires, sale of an interest to an affiliate. Nevertheless, Section 6.5(vii) of the Operating agreement prohibits a sale of a “property” by Fund 26 to an affiliate. Although the Managing Members believes this was intended to prohibit only sale of a whole property rather than a joint-venture interest such as the interests held by Fund 26 in the three properties, the Managing Member believes it is unwise to proceed with a sale of joint venture interests to an affiliate absent a confirming vote of Limited Members.

In addition, although the Managing Member believes the same provisions of the Operating agreement that authorized the purchase of joint venture interests with other AEI Affiliated Funds also provides a basis to sell such interests to AEI Affiliated Funds, the provisions are ambiguous. As a result, we are asking you to vote on a proposal to make clear that Fund 26 may sell its joint venture interests in these properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

The Managing Member believes that sale of a joint venture interest in the open market is difficult, takes considerable time, likely would result in higher sales costs such as commissions, and could generate a lower price to Fund 26. Unless otherwise provided by contract, minority interests in properties do not allow the holder to control management of the properties or the timing of the disposition of properties, and the partnership/operating agreements of AEI Funds effectively require that AEI Funds have such control. Because a buyer would likely negatively view this lack of liquidity, lack of management control and control over disposition, the Managing Member believes these interests are more difficult to sell than the entire fee simple interest in a property and take considerable time to sell in the open market. Further, to complete such a sale, Fund 26 would likely need to retain a real estate broker and pay brokerage commissions of 3% to 6% on any such sale. For all of these reasons, the Managing Member believes it is in the best interests of the Fund and its Limited Members to allow Fund 26 to complete the sale of these properties to other AEI Affiliated Funds.

Effects of Proposal #4

If Limited Members holding a majority of the outstanding units vote in favor of the proposal, Fund 26 will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund. At the time Fund 26 is ready to sell a joint venture interest in a property, the Fund will determine if the Affiliated Fund(s) that owns the remaining interest(s) in the property is ready to sell also. If an Affiliated Fund is not ready to sell its interest in the property, Fund 26 will take action to sell its interest to that or another AEI Affiliated Fund. To determine the price of each property interest, the Fund will obtain an appraisal from an independent, third-party, commercial property appraiser. Fund 26 will pay the cost of the appraisals and the customary closing costs that a seller incurs in the state where the property is located. However, the Fund will not pay a brokerage commission, which typically ranges from 3% to 6% of the property’s gross sale price. The sales will be made on an “as is, where is” basis.

If the AEI Affiliated Fund(s) that owns the remaining interest(s) in a property is ready to sell, then Fund 26 and the Affiliated Fund(s) will jointly take action to sell 100% of the property on the open real estate market. The sales proceeds and expenses of the sale would be allocated pro rata based on the ownership percentage of the property.

Amendment to the Operating Agreement

The proposal to allow Fund 26 to sell joint venture interests in four of its remaining properties to other AEI Affiliated Funds will be implemented, if approved by Limited Members, through the amendment to Section 6.6 of the Operating agreement that is set forth in Exhibit C to this Consent Statement.

Risks of Proposal #4

The appraised value of a property interest may be less than the value that could be obtained by offering the property interest in the open real estate market.

If the proposal is approved, each property interest that is sold to an AEI Affiliated Fund will be sold at a price as determined by an independent, third-party, commercial property appraiser. The appraiser will research each property by reviewing market data and other information to form an opinion as to the value of the property. It is possible that a higher price could be realized if the property was listed in the open real estate market where the interaction of many buyers and sellers may determine the value of the property. However, listing the property in the real estate market could also result in a lower price.

If the proposal is not approved, sale of the joint venture interests will be delayed, and this may delay final liquidation of Fund 26 and distribution of proceeds to you.

Because of the ambiguity of the language in the Operating agreement of Fund 26, the Managing Member does not intend to proceed with sale of joint venture interests to AEI Affiliated Funds unless they receive the affirmative vote of holders of a majority of the outstanding units of Fund 26 on the proposal. The Managing Member believes it is very difficult to sell joint venture interests in the open market and expects that a failure to approve the proposal will result in considerable delay in the sale of these interests, the final liquidation of Fund 26, and the distribution of liquidation proceeds. Such a delay can also be expected to increase ongoing administrative costs and reduce the amount of proceeds eventually distributed.

UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth information about the number of Limited Member units owned by each person known to us to beneficially own 5% or more of the units, by AEI Fund Management XXI, Inc. (the Fund’s Managing Member), and by each officer or director of the Managing Member as of March 31, 2021:

Name and Address of Beneficial Owner	Number of Units Held	Percent of Class

AEI Fund Management XXI, Inc.	0	0.00%

Address for all listed above:
1300 Wells Fargo Place 30 East 7th Street, St. Paul, Minnesota 55101

CONSENT PROCEDURES

Your vote is important. Each Limited Member is urged to initial, date and sign the enclosed Consent Form and return it in the enclosed postage prepaid envelope. If you require assistance completing the Consent Form, please call AEI Investor Services, toll free at 800-328-3519.

Timing of the Consent Solicitation

We have fixed the close of business on August 1, 2021 as the record date for the determination of the Limited Members entitled to vote on the proposals; the close of business on October 8, 2021 as the date by which Consent Forms must be received by us in order to be counted; and October 15, 2021 as the date by which the consents will be counted. You may revoke your consent at any time prior to October 8, 2021, provided we receive written revocation prior to that date.

To vote for one of these proposals, you must return a properly signed Consent Form that is received by AEI Fund Management, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101. You may also submit your Consent Form via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705.

Record Date and Votes Required for Approval

Only holders of record of units of Limited Member interest as of August 1, 2021, the record date, will be entitled to vote on the proposals. Voting by the Limited Members is based upon the number of units held. As of August 1, 2021, there were 1,678,443.201 units outstanding. Each unit is entitled to one vote. Fractions of units will be included in the total.

Pursuant to the Operating agreement of Fund 26, in order for any of the four proposals to be approved, a majority of the outstanding units (excluding any units held by the Managing Member) must be voted in favor of the proposal. Accordingly,839,221.601 units must be voted “FOR” the liquidation proposal, or “FOR” the proposal to continue operations, “FOR” the proposal to amend the unit repurchase plan, and “FOR” the proposal to sell joint venture interests in properties to AEI Affiliated Funds, in order for the respective proposal to be approved. Because an abstention would not be counted as a vote for a proposal, it would have the effect of a vote against a proposal.

Procedures for Voting

Accompanying this Consent Statement is a Consent Form for each Limited Member. By initialing the appropriate line on the Consent Form, you can indicate whether you vote “FOR” or “AGAINST” or “ABSTAIN” as to the proposals. Please do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously. If you return your Consent Form signed without marking any line, you will be deemed to have voted “AGAINST” Proposal #1 – to commence liquidation, “FOR” Proposal #2 – to continue operations, “FOR” Proposal #3 – to amend the unit repurchase plan, and “FOR” Proposal #4 – to allow the sale of joint venture interests to other AEI Affiliated Funds.

Limited Members who vote “FOR” Proposal #1 – to commence liquidation, do not have appraisal or similar rights under Minnesota law.

Costs of Solicitation

The cost of solicitation of consents of the Limited Members will be borne by Fund 26. The solicitations will be made by mail. Our investor services staff will be available by telephone at 800-328-3519 to answer any questions concerning this Consent.

Mailing

This Consent Statement was first mailed to Limited Members on or about August 10, 2021.

AEI Fund Management XXI, Inc.
Managing Member

Marni J. Nygard, President

EXHIBIT A

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #2)

We are proposing to amend and restate Section 12.3 of the Operating Agreement of AEI Income & Growth Fund 26 Operating Agrement to read in its entirety as follows:

12.3
Liquidation and Winding Up.

(a) The Managing Member shall, on or before November 30, 2026, prepare a proxy or consent statement pursuant to which it shall solicit the consent of Limited Members to vote with respect to a proposal to commence the sale of all of the Properties and the dissolution and liquidation of the Company in accordance with Article XII. Dissolution and Liquidation. The Managing Member shall distribute and commence the solicitation of such consents or proxies promptly after the same may be conducted in accordance with applicable laws.

(b) Notwithstanding Section 12.3(a), the Managing Member shall not be required to recommend such sale, dissolution and liquidation, and may present in addition to such proposal and as an alternative to the same, a proposal to extend the time period during which the Company shall continue to operate, provided that the Managing Member commits to again submit a proposal consistent with Section 12.3(a) by approximately the end of the calendar year in which the fifth anniversary of the date upon which the vote upon such proposal occurs.

EXHIBIT B

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #3)

We are proposing to amend and restate Section 7.7 of the Operating Agreement of AEI Income & Growth Fund 26 Operating Agreement to read in its entirety as follows:

7.7
Right to Present Units for Repurchase.

(a) Each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for repurchase by submitting a proper written request to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked in January or July of each year (a “Presentment Period”). On March 31st and September 30th of each year (a “Repurchase Date”), and subject to the limitations set forth in Section 7.7(c), the Managing Member shall cause the Company to repurchase the Units of Limited Members who have properly tendered their Units to the Company. The repurchase price per Unit shall be equal to ninety-five percent (95%) of the Net Asset Value Per Unit as of the preceding December 31st (in the case of repurchases as of March 31st) or June 30th (in the case of repurchases as of September 30th) (such dates being hereafter referred to as a “Determination Date”). The Managing Member shall calculate the repurchase price offered for Units based on its determination of the Net Asset Value Per Unit as soon as possible after each Determination Date.

(b) Net Asset Value Per Unit shall mean the aggregate value of the Company’s assets less the Company’s liabilities, and less the interest of the Managing Member, divided by the number of Units outstanding. Such aggregate value shall be determined by the Managing Member, after considering (i) the present value of future net cash flow from rental income on the Company’s Properties, (ii) the price at which Units of the Company have last been repurchased, and (ii) such other factors as the Managing Member deems relevant.

(c) The Company will not be obligated to repurchase in any year more than five percent (5%) of the total number of Units outstanding on January 1 of such year. In the event requests for repurchase of Units received in any given year exceed the five percent (5%) limitation, the Company shall accept the Units to be repurchased based upon the postmark date of the written notice of Limited Members tendering such Units. Any Units tendered but not selected for repurchase in any given Presentment Period will be considered for repurchase in the next Presentment Period only if the Limited Member re-tenders his or her Units. In no event shall the Company be obligated to repurchase Units if, in the sole discretion of the Managing Member, such repurchase would impair the capital or operation of the Company nor shall the Company repurchase any Units in violation of applicable legal requirements.

(d) For purposes of all calculations pursuant to Article V of this Agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

EXHIBIT C

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #4)

We are proposing to amend and restate Section 6.5 of the Operating Agreement of AEI Income and Growth Fund 26 to read in its entirety as follows:

6.5
Prohibited Transactions. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement, (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company’s properties, (xiv) may not cause the Company to operate in a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company’s Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

For purposes of the limitation contained in Section 6.5(vii), a joint venture interest (including a fractional interest in real property) shall not be considered a “property”, but instead may be purchased from and sold to another program sponsored by the Managing Members or their Affiliates consistent with Section 6.6.

EXHIBIT D

AEI INCOME & GROWTH FUND 26 LLC

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	29 – 30

Balance Sheets as of December 31, 2020 and 2019	31

Statements for the Years Ended December 31, 2020 and 2019:

Income	32

Cash Flows	33

Changes in Members’ Capital (Deficit)	34

Notes to Financial Statements	35 – 49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members:
AEI Income & Growth Fund 26 LLC
St. Paul, Minnesota

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AEI Income & Growth Fund 26 LLC (a Delaware limited liability company) as of December 31, 2020 and 2019, and the related statements of operations, changes in members' equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment of Real Estate Investments

Description of the Matter

As described in Note 2 to the financial statements, the Company tests investments in real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. Management determines whether impairment has occurred by comparing the property’s probability-weighted future undiscounted cash flows to its carrying value. The Company’s undiscounted future cash flows analysis requires management to make significant estimates and assumptions related to future rental rates, occupancy levels, costs to obtain a tenant, holding expenses while vacant, and estimated sale proceeds. If the expected future cash flows is less than the carrying value of the property, the Company recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property. Fair value is determined based on independent appraisals, selling prices of comparable properties, sale agreements under negotiation, and/or final selling prices.

We identified the impairment of real estate investments as a critical audit matter because of the significant estimates and assumptions management makes to evaluate the recoverability of real estate investments. Given these factors, the related audit effort in evaluating management’s assumptions in determining the recoverability of real estate assets was extensive and required a high degree of auditor judgment.

How We Addressed the Matter in Our Audit

Our audit procedures related to real estate recoverability analysis included the following, among others:

  We obtained an understanding and evaluated the design of controls over management’s evaluation of recoverability of real estate property assets, including key inputs utilized in estimating the undiscounted future cash flows.

  We evaluated the undiscounted cash flow analysis, including estimates of timing of tenant move-ins, future rental income and estimated sale proceeds, for each real estate asset with possible impairment indicators by evaluating the source information and assumptions used by management and the testing of mathematical accuracy.

  We made inquiries of management regarding the current status of potential transactions and about management’s judgments to understand the probability of future events that could affect the cash flow assumptions for the properties.

/s/ Boulay PLLP

We have served as the Company’s auditor since 2005

Minneapolis, Minnesota
March 30, 2021

AEI INCOME & GROWTH FUND 26 LLC
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2020	2019

Current Assets:
Cash	$1,355,227	$1,331,120
Rent Receivable	17,747	0
Total Current Assets	1,372,974	1,331,120

Real Estate Investments:
Land	2,848,286	2,866,197
Buildings	7,714,695	7,775,160
Acquired Intangible Lease Assets	808,152	808,152
Real Estate Held for Investment, at cost	11,371,133	11,449,509
Accumulated Depreciation and Amortization	(3,651,340)	(3,233,760)
Real Estate Held for Investment, Net	7,719,793	8,215,749
Long-Term Rent Receivable	1,613	0
Total Assets	$9,094,380	$9,546,869

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Payable to AEI Fund Management, Inc.	$53,953	$68,108
Distributions Payable	94,433	94,433
Unearned Rent	0	420
Total Current Liabilities	148,386	162,961

Long-term Liabilities:
Acquired Below-Market Lease Intangibles, Net	140,507	170,091

Members’ Equity:
Managing Members	(92,647)	(80,397)
Limited Members – 10,000,000 Units authorized; 1,738,006 Units issued and outstanding as of December 31, 2020 and 2019	8,898,134	9,294,214
Total Members’ Equity	8,805,487	9,213,817
Total Liabilities and Members’ Equity	$9,094,380	$9,546,869

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF OPERATIONS

	Years Ended December 31
	2020	2019

Rental Income	$663,063	$722,519

Expenses:
LLC Administration – Affiliates	108,100	145,508
LLC Administration and Property Management – Unrelated Parties	100,625	127,622
Depreciation and Amortization	410,004	389,526
Real Estate Impairment	78,376	1,277,928
Total Expenses	697,105	1,940,584

Operating Loss	(34,042)	(1,218,065)

Other Income:
Gain on Sale of Real Estate	0	438,664
Interest Income	3,441	10,486
Total Other Income	3,441	449,150

Net Loss	$(30,601)	$(768,915)

Net Loss Allocated:
Managing Members	$(918)	$(23,067)
Limited Members	(29,683)	(745,848)
Total	$(30,601)	$(768,915)

Net Loss per LLC Unit	$(0.02)	$(0.43)

Weighted Average Units Outstanding – Basic and Diluted	1,738,006	1,738,006

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2020	2019
Cash Flows from Operating Activities:
Net Loss	$(30,601)	$(768,915)

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	387,996	367,518
Real Estate Impairment	78,376	1,277,928
Gain on Sale of Real Estate	0	(438,664)
(Increase) Decrease in Rent Receivable	(19,360)	0
Increase (Decrease) in Payable to AEI Fund Management, Inc.	(14,155)	22,830
Increase (Decrease) in Unearned Rent	(420)	420
Total Adjustments	432,437	1,230,032
Net Cash Provided By (Used For) Operating Activities	401,836	461,117

Cash Flows from Investing Activities:
Investments in Real Estate	0	(1,042,610)
Proceeds from Sale of Real Estate	0	1,905,734
Net Cash Provided By (Used For) Investing Activities	0	863,124

Cash Flows from Financing Activities:
Distributions Paid to Members	(377,729)	(453,401)

Net Increase (Decrease) in Cash	24,107	870,840

Cash, beginning of year	1,331,120	460,280

Cash, end of year	$1,355,227	$1,331,120

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	Managing Members	Limited Members	Total	Limited Member Units Outstanding

Balance, December 31, 2018	$(45,998)	$10,406,460	$10,360,462	1,738,006.0

Distributions Declared	(11,332)	(366,398)	(377,730)

Net Loss	(23,067)	(745,848)	(768,915)

Balance, December 31, 2019	(80,397)	9,294,214	9,213,817	1,738,006.0

Distributions Declared	(11,332)	(366,397)	(377,729)

Net Loss	(918)	(29,683)	(30,601)

Balance, December 31, 2020	$(92,647)	$8,898,134	$8,805,487	1,738,006.0

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(1)  Organization –

AEI Income & Growth Fund 26 LLC (“Company”), a Limited Liability Company, was formed on March 14, 2005 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (“AFM”), the Managing Member. Robert P. Johnson, the Chief Executive Officer and sole director of AFM, served as the Special Managing Member until his withdrawal date effective March 31, 2020. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson and his wife own a majority interest. AEI Fund Management, Inc. (“AEI”), an affiliate of AFM, performs the administrative and operating functions for the Company.

The terms of the offering called for a subscription price of $10 per LLC Unit, payable on acceptance of the offer. The Company commenced operations on April 3, 2006 when minimum subscriptions of 150,000 LLC Units ($1,500,000) were accepted. The offering terminated October 19, 2007, when the extended offering period ended. The Company received subscriptions for 1,832,736 Units. Under the terms of the Operating Agreement, the Limited Members and Managing Members contributed funds of $18,327,360 and $1,000, respectively. The Company shall continue until December 31, 2055, unless dissolved, terminated and liquidated prior to that date.

During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 6.5% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated 97% to the Limited Members and 3% to the Managing Members. Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(1)  Organization – (Continued)

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 6.5% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members. Losses will be allocated 99% to the Limited Members and 1% to the Managing Members.

The Managing Members are not required to currently fund a deficit capital balance. Upon liquidation of the Company or withdrawal by a Managing Member, the Managing Members will contribute to the Company an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(2)  Summary of Significant Accounting Policies –

Financial Statement Presentation

The accounts of the Company are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with United States Generally Accepted Accounting Principles (US GAAP). Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates, and the difference could be material. Significant items, subject to such estimates and assumptions, include the carrying value of real estate held for investment, real estate held for sale and related intangible assets.

The Company regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales. A change in those market events and conditions could have a material effect on the carrying amount of its real estate.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Cash Concentrations of Credit Risk

The Company's cash is deposited in one financial institution and at times during the year it may exceed FDIC insurance limits.

Rent Receivables

Credit terms are extended to tenants in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral.

Rent receivables are recorded at their estimated net realizable value. The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts, if any, will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms. Receivables considered uncollectible are written off.

Income Taxes

The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the Members. In general, no recognition has been given to income taxes in the accompanying financial statements.

The tax return and the amount of distributable Company income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable Company income or loss, the taxable income of the members would be adjusted accordingly. Primarily due to its tax status as a partnership, the Company has no significant tax uncertainties that require recognition or disclosure. The Company is no longer subject to U.S. federal income tax examinations for tax years before 2017, and with few exceptions, is no longer subject to state tax examinations for tax years before 2017.

Revenue Recognition

The Company's real estate is leased under net leases, classified as operating leases. The leases provide for base annual rental payments payable in monthly installments. The Company recognizes rental income according to the terms of the individual leases. For deferred rents due to COVID-19, the Company recognizes the deferred rent related to the month it applies and records a rental receivable. For leases that contain stated rental increases, the increases are recognized in the year in which they are effective. Contingent rental payments are recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Real Estate Investments

Upon acquisition of real properties, the Company records them in the financial statements at cost. The purchase price is allocated to tangible assets, consisting of land and building, and to identified intangible assets and liabilities, which may include the value of above market and below market leases and the value of in-place leases. The allocation of the purchase price is based upon the relative fair value of each component of the property. Although independent appraisals may be used to assist in the determination of fair value, in many cases these values will be based upon management’s assessment of each property, the selling prices of comparable properties and the discounted value of cash flows from the asset.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases. Below market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include estimated direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

The Company tests real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. For properties the Company will hold and operate, it compares the carrying amount of the property to the estimated probability-weighted future undiscounted cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Company recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property. For properties held for sale, the Company determines whether impairment has occurred by comparing the property’s estimated fair value less cost to sell to its current carrying value. If the carrying value is greater than the net realizable value, an impairment loss is recorded to reduce the carrying value of the property to its net realizable value.

For financial reporting purposes, the buildings owned by the Company are depreciated using the straight-line method over an estimated useful life of 25 years. Intangible lease assets are amortized using the straight-line method for financial reporting purposes based on the remaining life of the lease.

The disposition of a property or classification of a property as Real Estate Held for Sale by the Company does not represent a strategic shift that will have a major effect on the Company’s operations and financial results. Therefore, the results from operating and selling the property are included in continuing operations.

The Company accounts for properties owned as tenants-in-common with affiliated entities and/or unrelated third parties using the proportionate consolidation method. Each tenant-in-common owns a separate, undivided interest in the properties. Any tenant-in-common that holds more than a 50% interest does not control decisions over the other tenant-in-common interests. The financial statements reflect only this Company's percentage share of the properties' land, building, liabilities, revenues and expenses.

The Company’s properties are subject to environmental laws and regulations adopted by various governmental entities in the jurisdiction in which the properties are located. These laws could require the Company to investigate and remediate the effects of the release or disposal of hazardous materials at these locations if found. For each property, an environmental assessment is completed prior to acquisition. In addition, the lease agreements typically strictly prohibit the production, handling, or storage of hazardous materials (except where incidental to the tenant’s business such as use of cleaning supplies) in violation of applicable law to restrict environmental and other damage. Environmental liabilities are recorded when it is determined the liability is probable and the costs can reasonably be estimated. There were no environmental issues noted or liabilities recorded at December 31, 2020 and 2019.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Fair Value Measurements

Fair value, as defined by US GAAP, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. US GAAP establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. US GAAP requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1 inputs, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

At December 31, 2020 and 2019, the Company had no financial assets or liabilities measured at fair value on a recurring basis or nonrecurring basis that would require disclosure. The Company had the following nonfinancial assets measured on a nonrecurring basis that were recorded at fair value during 2020 and 2019.

The Dick’s Sporting Goods store in Fredericksburg, Virginia with a carrying amount of $1,583,623 at March 31, 2019, was written down to its estimated fair value of $972,000 after completing our long-lived asset valuation analysis. The resulting impairment charge of $611,623 was included in earnings for the first quarter of 2019. The fair value of the property was based upon an appraisal prepared by an independent commercial property appraiser. The appraisal is considered a Level 3 input in the valuation hierarchy. At September 30, 2019, the property was written down to its estimated fair value of $661,500 after completing our long-lived asset valuation analysis. The resulting impairment charge of $298,990 was included in earnings for the third quarter of 2019. The fair value of the property was based upon a signed purchase agreement, which is considered a Level 3 input in the valuation hierarchy.

The Advance Auto store in Middletown, Ohio with a carrying amount of $546,065 at June 30, 2019, was written down to its estimated fair value of $178,750 after completing our long-lived asset valuation analysis. The resulting impairment charge of $367,315 was included in earnings for the second quarter of 2019. The fair value of the property was based upon comparable sales of similar properties, which are considered Level 2 inputs in the valuation hierarchy. At December 31, 2020, the property was written down to its estimated fair value of $82,500 after completing our long-lived asset valuation analysis. The resulting impairment charge of $78,376 was included in earnings for the fourth quarter of 2020. The fair value of the property was based upon comparable sales of similar properties, which are considered Level 2 inputs in the valuation hierarchy.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Income Per Unit

Income per LLC Unit is calculated based on the weighted average number of LLC Units outstanding during each period presented. Diluted income per LLC Unit considers the effect of any potentially dilutive Unit equivalents, of which the Company had none for each of the years ended December 31, 2020 and 2019.

Reportable Segments

The Company invests in single tenant commercial properties throughout the United States that are net leased to tenants in various industries. Because these net leased properties have similar economic characteristics, the Company evaluates operating performance on an overall portfolio basis. Therefore, the Company’s properties are classified as one reportable segment.

Recently Adopted Accounting Pronouncements

In April 2020, the Financial Accounting Standards Board (FASB) issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of COVID-19. Under existing lease guidance, the Company would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant or if a lease concession was under the enforceable rights and obligations within the existing lease agreement. The Lease Modification Q&A clarifies that entities may elect to not evaluate whether lease-related relief that lessors provide to mitigate the economic effects of COVID-19 on lessees is a lease modification under current lease guidance. Instead, an entity that elects not to evaluate whether a concession directly related to COVID-19 is a modification can then elect whether to apply the modification guidance.

During the year ended December 31, 2020, the Company provided lease concessions to certain tenants in response to the impact of COVID-19, in the form of rent deferrals. The Company has made an election to account for such lease concessions consistent with how those concessions would be accounted for under lease guidance if enforceable rights and obligations for those concessions had already existed in the leases. This election is available for concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights as lessor, including concessions that result in the total payments required by the modified lease being substantially the same as or less than total payments required by the original lease.

Substantially, all of the Company’s concessions to date provide for a deferral of payments with no substantive changes to the consideration in the original lease. These deferrals affect the timing, but not the amount, of the lease payments. The Company is accounting for these deferrals as if no changes to the lease were made. Under this accounting, the Company increases its rent receivables as tenant payments accrue and continues to recognize rental income. During the year ended December 31, 2020, the Company has entered into lease modifications that deferred $19,360, which was recognized as rental income for those deferred months in 2020.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(3)  Related Party Transactions –

The Company owns the percentage interest shown below in the following properties as tenants-in-common with the affiliated entities listed:  property in Wichita, Kansas (40% – AEI Income & Growth Fund 25 LLC); Advance Auto Parts store (55% – AEI Income & Growth Fund 24 LLC); Best Buy store (46% – AEI Income & Growth Fund XXI Limited Partnership); and Fresenius Medical Center (54% – AEI Income & Growth Fund 27 LLC).

The Company owned a 40% interest in an Applebee’s restaurant. AEI Income & Growth Fund XXII Limited Partnership, an affiliate of the Company, owned a 60% interest in this property until the property was sold to an unrelated third party in 2019. The Company owned a 27% interest in a Dick’s Sporting Goods store. AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC and AEI Income & Growth Fund 25 LLC, affiliates of the Company, owned the remaining 73% interest in this property until the property was sold to an unrelated third party in 2019.

AEI received the following reimbursements for costs and expenses from the Company for the years ended December 31:
		2020	2019

a.	AEI is reimbursed for costs incurred in providing services related to managing the Company’s operations and properties, maintaining the Company’s books, and communicating with the Limited Members.	$108,100	$145,508

b.	AEI is reimbursed for all direct expenses it paid on the Company’s behalf to third parties related to Company administration and property management. These expenses included printing costs, legal and filing fees, direct administrative costs, outside audit costs, taxes, insurance and other property costs.	$100,625	$127,622

c.	AEI is reimbursed for costs incurred in providing services and direct expenses related to the acquisition of property on behalf of the Company.	$0	$1,850

d.	AEI is reimbursed for costs incurred in providing services related to the sale of property on behalf of the Company.	$0	$9,159

The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b, c and d. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments –

The Company leases its properties to tenants under net leases, classified as operating leases. Under a net lease, the tenant is responsible for real estate taxes, insurance, maintenance, repairs and operating expenses for the property. For some leases, the Company is responsible for repairs to the structural components of the building, the roof and the parking lot. At the time the properties were acquired, the remaining primary lease terms varied from 10 to 20 years. The leases provide the tenants with three to four five-year renewal options subject to the same terms and conditions as the primary term. The lease for the Best Buy store was extended to end on January 19, 2023.

The Company's properties are commercial, single-tenant buildings. The building in Wichita, Kansas was constructed in 1996, renovated in 2001 and acquired in 2006. The Advance Auto Parts store was constructed in 2004 and acquired in 2006. The Starbucks restaurant was constructed and acquired in 2007. The Best Buy store was constructed in 1990, renovated in 1997 and acquired in 2008. The Fresenius Medical Center was constructed in 2012 and acquired in 2014. The Zales store was constructed in 1983, renovated in 2014 and acquired in 2015. The Dollar Tree store was constructed in 2015 and acquired in 2016. There have been no costs capitalized as improvements subsequent to the acquisitions, except for $30,000 of tenant improvements related to the Cellular Connection store.

The cost of the properties not held for sale and related accumulated depreciation at December 31, 2020 are as follows:

Property	Land	Buildings	Total	Accumulated Depreciation

Biomat USA, Wichita, KS	$507,489	$1,277,436	$1,784,925	$817,485
Advance Auto Parts, Middletown, OH	18,854	557,744	576,598	494,098
Cellular Connection, Bluffton, IN	344,008	836,108	1,180,116	448,996
Best Buy, Eau Claire, WI	803,535	2,158,403	2,961,938	836,994
Fresenius Medical Center, Chicago, IL	464,400	665,142	1,129,542	159,626
Zales, Enid, OK	440,000	903,630	1,343,630	209,335
Dollar Tree, West Point, MS	270,000	1,316,232	1,586,232	258,854
	$2,848,286	$7,714,695	$10,562,981	$3,225,388

For the years ended December 31, 2020 and 2019, the Company recognized depreciation expense of $295,860 and $317,780, respectively.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

The following schedule presents the cost and related accumulated amortization of acquired lease intangibles not held for sale at December 31:

	2020		2019
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
In-Place Lease Intangibles (weighted average life of 55 and 72 months, respectively)	$735,546	$382,390	$735,546	$268,246

Above-Market Lease Intangibles (weighted average life of 46 and 58 months, respectively)	72,606	43,562	72,606	35,986
Acquired Intangible Lease Assets	$808,152	$425,952	$808,152	$304,232

Acquired Below-Market Lease Intangibles (weighted average life of 57 and 69 months, respectively)	$283,495	$142,988	$283,495	$113,404

For the years ended December 31, 2020 and 2019, the value of in-place lease intangibles amortized to expense was $114,144 and $71,746, the decrease to rental income for above-market leases was $7,576 and $7,576, and the increase to rental income for below-market leases was $29,584 and $29,584, respectively.

For lease intangibles not held for sale at December 31, 2020, the estimated amortization for the next five years is as follows:

	Amortization Expense for In-Place Lease Intangibles	Decrease to Rental Income for Above-Market Leases	Increase to Rental Income for Below-Market Leases

2021	$81,384	$7,576	$29,584
2022	81,384	7,576	29,584
2023	63,716	7,576	29,584
2024	58,906	6,316	29,584
2025	36,842	0	22,171
	$322,232	$29,044	$140,507

The Company owns a 40% interest in a former Sports Authority store in Wichita, Kansas. On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization. In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners. As of December 31, 2020, the tenant owed $19,366 of past due rent, which was not accrued for financial reporting purposes. The owners listed the property for lease with a real estate broker in the Wichita area. While the property was vacant, the Company was responsible for its 40% share of real estate taxes and other costs associated with maintaining the property.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. (“Biomat”) as a replacement tenant for 28% of the square footage of the property. The tenant operates a Biomat USA Plasma Center in the space. The Company’s 40% share of annual rent, which commenced on June 18, 2018, is $37,071. Biomat agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof.

On August 27, 2019, the Company entered into a lease agreement with a primary term of 10 years with BigTime Fun Center, LLC as a replacement tenant for 57% of the square footage of the property. The tenant will operate an indoor sports entertainment center in the space. The Company’s 40% share of annual rent, which commenced on February 23, 2020, is $78,000. As part of the agreement, the Company will pay a tenant improvement allowance of $64,000 when certain conditions are met by the tenant. Due to ongoing difficulties due to the COVID-19 Pandemic the Company is negotiating a rent commencement date of April 1, 2021. As a part of the negotiations the tenant improvement allowance will be replaced with a ten month rent abatement starting April 1, 2021. Additionally, this agreement would forebear rent and additional charges for the period from February 23, 2020 to March 31, 2021. In September 2019, the Company paid $32,760 to a real estate broker for its 40% share of the lease commission due as part of the lease transaction. This amount was capitalized and will be amortized over the term of the lease. On January 22, 2021 the owner of Big Time Fund Center, LLC informed the Company that it does not intend to open the Wichita property. As a result of the tenant informing the Company of their intention not to open, the full amount of the lease commission was amortized in the fourth quarter of 2020. The property is in the process of being marketed for lease again.

The Company owned a 27% interest in a Dick’s Sporting Goods store in Fredericksburg, Virginia. The remaining interests in the property were owned by three affiliates of the Company. On January 31, 2019, the lease term ended, and the tenant returned possession of the property to the owners. While the property was vacant, the Company was responsible for its 27% share of real estate taxes and other costs associated with maintaining the property. The owners listed the property for lease with a real estate broker in the Fredericksburg area. The annual rent from this property represented approximately 24% of the total annual rent of the Company’s property portfolio. The loss of rent and increased expenses related to this property decreased the Company’s cash flow. Consequently, beginning with the first quarter of 2019, the Company reduced its regular quarterly cash distribution rate from $0.0949 per Unit to $0.0527 per Unit.

Based on its long-lived asset valuation analysis, the Company determined the former Dick’s Sporting Goods store was impaired. As a result, in the first quarter of 2019, the Company recognized real estate impairment of $611,623 to decrease the carrying value to the estimated fair value of $972,000. The charge was recorded against the cost of the land and building.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

In October 2019, after marketing the property for lease for many months, the Company decided to sell its 27% interest in the former Dick’s Sporting Goods store. In the third quarter of 2019, as a result of deciding to sell the property, the Company recognized an additional real estate impairment of $298,990 to decrease the carrying value to the estimated fair value of $661,500. The charges were recorded against the cost of the land and building. In November 2019, the Company entered into an agreement to sell the property to an unrelated third party. On December 27, 2019, the sale closed with the Company receiving net proceeds of $663,277, which resulted in a net gain of $1,777. At the time of sale, the cost and related accumulated depreciation was $1,385,017 and $723,517, respectively.

In December 2018, the Company decided to sell the Applebee’s restaurant in Crawfordsville, Indiana. In January 2019, the Company entered into an agreement to sell the property to an unrelated third party. On April 8, 2019, the sale closed with the Company receiving net proceeds of $1,242,457, which resulted in a net gain of $436,887. At the time of sale, the cost and related accumulated depreciation was $1,237,771 and $432,201, respectively.

On June 6, 2019, the Company purchased an additional 16% joint-venture interest in the Best Buy store in Eau Claire, Wisconsin for $1,009,850 from AEI Income & Growth Fund 23 LLC (“Fund 23”), an affiliate of the Company. The purchase price of the property interest was based upon the property’s fair market value as determined by an independent, third-party, commercial property appraiser. The property interest became available because Fund 23 was in the process of liquidating its property portfolio. The Company now owns a 46% interest in the Best Buy property. The Company allocated $69,074 of the purchase price to Acquired Intangible Lease Assets, representing in-place lease intangibles. The annual rent for the additional 16% interest that was purchased is $83,627.

The Company owns a 55% interest in an Advance Auto Parts store in Middletown, Ohio. The remaining interest in the property is owned by an affiliate of the Company. On July 31, 2019, the lease term ended, and the tenant returned possession of the property to the owners. While the property is vacant, the Company is responsible for its 55% share of real estate taxes and other costs associated with maintaining the property. The owners have listed the property for sale or lease with a real estate broker in the Middletown area. The annual rent from this property represented approximately 11% of the total annual rent of the Company’s property portfolio. The loss of rent and increased expenses related to this property will decrease the Company’s cash flow.

Based on its long-lived asset valuation analysis, the Company determined the Advance Auto store was impaired. As a result, in the second quarter of 2019, a charge to operations for real estate impairment of $367,315 was recognized, which was the difference between the carrying value at June 30, 2019 of $546,065 and the estimated fair value of $178,750. Based on its long-lived asset valuation analysis in the fourth quarter of 2020, the Company recognized an additional real estate impairment of $78,376 to decrease the carrying value to the estimated fair value of $82,500. The charges were recorded against the cost of the land and building.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

For properties owned as of December 31, 2020, the minimum future rent payments required by the leases are as follows:
2021	$643,158
2022	645,729
2023	390,850
2024	352,122
2025	231,216
Thereafter	246,801
$2,509,876

There were no contingent rents recognized in 2020 and 2019.

(5)  Major Tenants –

The following schedule presents rental income from individual tenants, or affiliated groups of tenants, who each contributed more than ten percent of the Company's total rental income for the years ended December 31:

Tenants	Industry	2020	2019

Best Buy Stores, L.P.	Retail	$240,427	$204,421
Dollar Tree Stores, Inc.	Retail	137,084	137,084
Zale Delaware Inc.	Retail	108,584	99,784
Fresenius Medical Care of Illinois	Medical	100,336	97,889
Aggregate rental income of major tenants		$586,431	$539,178
Aggregate rental income of major tenants as a percentage of total rental income		88%	75%

(6)  Members’ Equity –

For the years ended December 31, 2020 and 2019, the Company declared distributions of $377,729 and $377,730. The Limited Members received distributions of $366,397 and $366,398 and the Managing Members received distributions of $11,332 and $11,332 for the years, respectively. The Limited Members' distributions represented $0.21 and $0.21 per LLC Unit outstanding using 1,738,006 weighted average Units in both years. The distributions represented $0 and $0 per Unit of Net Income and $0.21 and $0.21 per Unit of return of contributed capital in 2020 and 2019, respectively.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(6)  Members’ Equity – (Continued)

The Company may repurchase Units from Limited Members who have tendered their Units to the Company. Such Units may be acquired at a discount. The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company. During 2020 and 2019, the Company did not repurchase any Units from the Limited Members.

(7)  Income Taxes –

The following is a reconciliation of net income for financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

	2020	2019

Net Loss for Financial Reporting Purposes	$(30,601)	$(768,915)

Depreciation for Tax Purposes Under Depreciation and Amortization for Financial Reporting Purposes	130,726	76,399

Income Accrued for Tax Purposes Over (Under) Income for Financial Reporting Purposes	(420)	420

Real Estate Impairment Loss Not Recognized for Tax Purposes	78,376	1,277,928

Loss on Sale of Real Estate for Tax Purposes Compared to Gain for Financial Reporting Purposes	0	(2,054,033)
Taxable Income to Members	$178,081	$(1,468,201)

The following is a reconciliation of Members’ Equity for financial reporting purposes to Members’ Equity reported for federal income tax purposes for the years ended December 31:

	2020	2019

Members’ Equity for Financial Reporting Purposes	$8,805,487	$9,213,817

Adjusted Tax Basis of Investments in Real Estate Over Net Investments in Real Estate for Financial Reporting Purposes	2,101,571	1,892,469

Income Accrued for Tax Purposes Over Income for Financial Reporting Purposes	19,366	19,786

Syndication Costs Treated as Reduction of Capital For Financial Reporting Purposes	2,691,997	2,691,997
Members’ Equity for Tax Reporting Purposes	$13,618,421	$13,818,069

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(8)  COVID-19 Outbreak –

During the first quarter of 2020, there was a global outbreak of COVID-19 which continues to adversely impact global commercial activity and has contributed to significant volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus have continued to be identified in additional countries, many countries have reacted by instituting quarantines, placing restrictions on travel, and limiting hours of operations of non-essential offices and retail centers. Such actions are creating disruption in global supply chains, and adversely impacting a number of industries, such as retail, restaurants and transportation. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to the tenants of its properties, the potential closure of certain of its properties, increased costs of operations, decrease in values of its properties, changes in law and/or regulation, and uncertainty regarding government and regulatory policy. Up to the date of this filing, the Company has entered into a rent deferral agreement with one tenant of the seven properties owned by the Company. In June 2020, the Company entered into an agreement with the tenant of the Zales store in Enid, Oklahoma to defer base rent in April and May 2020. The tenant shall pay the deferred amounts in twelve equal monthly installments beginning on February 1, 2021.

The Company has elected not to account for these deferrals of rent as a lease modification under COVID-19 guidance issued by the FASB. Deferred rent of $19,360 was recognized as rental income during the year ended December 31, 2020 and a corresponding rent receivable was recorded. The Company continues to work closely with tenants to determine the best course of action to meet the tenants short-term rental needs during these unprecedented times.

AEI INCOME & GROWTH FUND 26 LLC
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2021	2020
	(unaudited)
Current Assets:
Cash	$1,375,086	$1,355,227
Rent Receivable	16,133	17,747
Total Current Assets	1,391,219	1,372,974

Real Estate Investments:
Land	2,848,286	2,848,286
Buildings	7,714,695	7,714,695
Acquired Intangible Lease Assets	808,152	808,152
Real Estate Held for Investment, at cost	11,371,133	11,371,133
Accumulated Depreciation and Amortization	(3,746,094)	(3,651,340)
Real Estate Held for Investment, Net	7,625,039	7,719,793
Long-Term Rent Receivable	0	1,613
Total Assets	$9,016,258	$9,094,380

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Payable to AEI Fund Management, Inc.	$61,605	$53,953
Distributions Payable	94,433	94,433
Total Current Liabilities	156,038	148,386

Long-term Liabilities:
Acquired Below-Market Lease Intangibles, Net	133,111	140,507

Members’ Equity:
Managing Members	(94,998)	(92,647)
Limited Members – 10,000,000 Units authorized; 1,738,006 Units issued and outstanding as of 3/31/2021 and 12/31/2020	8,822,107	8,898,134
Total Members’ Equity	8,727,109	8,805,487
Total Liabilities and Members’ Equity	$9,016,258	$9,094,380

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31
	2021	2020

Rental Income	$166,275	$165,658

Expenses:
LLC Administration – Affiliates	32,461	35,986
LLC Administration and Property Management – Unrelated Parties	25,223	32,943
Depreciation and Amortization	92,860	94,584
Total Expenses	150,544	163,513

Operating Income	15,731	2,145

Other Income:
Interest Income	324	2,459

Net Income	$16,055	$4,604

Net Income Allocated:
Managing Members	$482	$138
Limited Members	15,573	4,466
Total	$16,055	$4,604

Net Income per LLC Unit	$.01	$.00

Weighted Average Units Outstanding – Basic and Diluted	1,738,006	1,738,006

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31
	2021	2020
Cash Flows from Operating Activities:
Net Income	$16,055	$4,604

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	87,358	89,083
(Increase) Decrease in Rent Receivable	3,227	0
Increase (Decrease) in Payable to AEI Fund Management, Inc.	7,652	(12,719)
Increase (Decrease) in Unearned Rent	0	(420)
Total Adjustments	98,237	75,944
Net Cash Provided By (Used For) Operating Activities	114,292	80,548

Cash Flows from Financing Activities:
Distributions Paid to Members	(94,433)	(94,433)

Net Increase (Decrease) in Cash	19,859	(13,885)

Cash, beginning of period	1,355,227	1,331,120

Cash, end of period	$1,375,086	$1,317,235

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(unaudited)

	Managing Members	Limited Members	Total	Limited Member Units Outstanding

Balance, December 31, 2019	$(80,397)	$9,294,214	$9,213,817	1,738,006.0

Distributions Declared	(2,833)	(91,599)	(94,432)

Net Income	138	4,466	4,604

Balance, March 31, 2020	$(83,092)	$9,207,081	$9,123,989	1,738,006.0

Balance, December 31, 2020	$(92,647)	$8,898,134	$8,805,487	1,738,006.0

Distributions Declared	(2,833)	(91,600)	(94,433)

Net Income	482	15,573	16,055

Balance, March 31, 2021	$(94,998)	$8,822,107	$8,727,109	1,738,006.0

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2021
(unaudited)

(1)  The condensed statements included herein have been prepared by the registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements. The adjustments made to these condensed statements consist only of normal recurring adjustments. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) have been condensed or omitted pursuant to such rules and regulations, although the registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the registrant’s latest annual report on Form 10K.

(2)  Organization –

AEI Income & Growth Fund 26 LLC (“Company”), a Limited Liability Company, was formed on March 14, 2005 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (“AFM”), the Managing Member. Robert P. Johnson, the Chief Executive Officer and sole director of AFM, served as the Special Managing Member until his withdrawal date effective March 31, 2020. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson and his wife own a majority interest. AEI Fund Management, Inc. (“AEI”), an affiliate of AFM, performs the administrative and operating functions for the Company.

The terms of the offering called for a subscription price of $10 per LLC Unit, payable on acceptance of the offer. The Company commenced operations on April 3, 2006 when minimum subscriptions of 150,000 LLC Units ($1,500,000) were accepted. The offering terminated October 19, 2007, when the extended offering period ended. The Company received subscriptions for 1,832,736 Units. Under the terms of the Operating Agreement, the Limited Members and Managing Members contributed funds of $18,327,360 and $1,000, respectively. The Company shall continue until December 31, 2055, unless dissolved, terminated and liquidated prior to that date.

During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS

(2)  Organization – (Continued)

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 6.5% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated 97% to the Limited Members and 3% to the Managing Members. Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 6.5% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members. Losses will be allocated 99% to the Limited Members and 1% to the Managing Members.

The Managing Members are not required to currently fund a deficit capital balance. Upon liquidation of the Company or withdrawal by a Managing Member, the Managing Members will contribute to the Company an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(3)  Recently Issued Accounting Pronouncements –

In April 2020, the Financial Accounting Standards Board (FASB) issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of COVID-19. Under existing lease guidance, the Company would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant or if a lease concession was under the enforceable rights and obligations within the existing lease agreement. The Lease Modification Q&A clarifies that entities may elect to not evaluate whether lease-related relief that lessors provide to mitigate the economic effects of COVID-19 on lessees is a lease modification under current lease guidance. Instead, an entity that elects not to evaluate whether a concession directly related to COVID-19 is a modification can then elect whether to apply the modification guidance.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS

(3)  Recently Issued Accounting Pronouncements – (Continued)

During the year ended December 31, 2020, the Company provided lease concessions to certain tenants in response to the impact of COVID-19, in the form of rent deferrals. The Company has made an election to account for such lease concessions consistent with how those concessions would be accounted for under lease guidance if enforceable rights and obligations for those concessions had already existed in the leases. This election is available for concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights as lessor, including concessions that result in the total payments required by the modified lease being substantially the same as or less than total payments required by the original lease.

Substantially, all of the Company’s concessions to date provide for a deferral of payments with no substantive changes to the consideration in the original lease. These deferrals affect the timing, but not the amount, of the lease payments. The Company is accounting for these deferrals as if no changes to the lease were made. Under this accounting, the Company increases its rent receivables as tenant payments accrue and continues to recognize rental income. During the year ended December 31, 2020, the Company has entered into lease modifications that deferred $19,360, which was recognized as rental income for those deferred months in 2020. The rent receivable related to these rental deferrals is $16,133 as of March 31, 2021.

(4)  Real Estate Investments –

The Company owns a 40% interest in a former Sports Authority store in Wichita, Kansas. On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization. In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners. As of December 31, 2020, the tenant owed $19,366 of past due rent, which was not accrued for financial reporting purposes. On March 23, 2021, a motion to dismiss the bankruptcy case was issued by a federal judge to The Sports Authority, Inc., the Company will therefore not be receiving any of the past due rent. The owners listed the property for lease with a real estate broker in the Wichita area. While the property was vacant, the Company was responsible for its 40% share of real estate taxes and other costs associated with maintaining the property.

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. (“Biomat”) as a replacement tenant for 28% of the square footage of the property. The tenant operates a Biomat USA Plasma Center in the space. The Company’s 40% share of annual rent, which commenced on June 18, 2018, is $37,071. Biomat agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS

(4)  Real Estate Investments – (Continued)

On August 27, 2019, the Company entered into a lease agreement with a primary term of 10 years with BigTime Fun Center, LLC as a replacement tenant for 57% of the square footage of the property. The tenant will operate an indoor sports entertainment center in the space. The Company’s 40% share of annual rent, which commenced on February 23, 2020, is $78,000. As part of the agreement, the Company will pay a tenant improvement allowance of $64,000 when certain conditions are met by the tenant. Due to ongoing difficulties due to the COVID-19 Pandemic the Company is negotiating a rent commencement date of April 1, 2021. As a part of the negotiations the tenant improvement allowance will be replaced with a ten month rent abatement starting April 1, 2021. Additionally, this agreement would forebear rent and additional charges for the period from February 23, 2020 to March 31, 2021. In September 2019, the Company paid $32,760 to a real estate broker for its 40% share of the lease commission due as part of the lease transaction. This amount was capitalized and will be amortized over the term of the lease. On January 22, 2021 the owner of Big Time Fund Center, LLC informed the Company that it does not intend to open the Wichita property. As a result of the tenant informing the Company of their intention not to open, the full amount of the lease commission was amortized in the fourth quarter of 2020. The property is currently being marketed for lease with a real estate broker in the Wichita area.

The Company owns a 55% interest in an Advance Auto Parts store in Middletown, Ohio. The remaining interest in the property is owned by an affiliate of the Company. On July 31, 2019, the lease term ended, and the tenant returned possession of the property to the owners. While the property is vacant, the Company is responsible for its 55% share of real estate taxes and other costs associated with maintaining the property. The owners have listed the property for sale or lease with a real estate broker in the Middletown area. The annual rent from this property represented approximately 11% of the total annual rent of the Company’s property portfolio. The loss of rent and increased expenses related to this property will decrease the Company’s cash flow.

Based on its long-lived asset valuation analysis, the Company determined the Advance Auto store was impaired. Based on its long-lived asset valuation analysis in the fourth quarter of 2020, the Company recognized a real estate impairment of $78,376 to decrease the carrying value to the estimated fair value of $82,500. The charge was recorded against the cost of the land and building.

In April 2021, the Company entered into an agreement to sell its 55% interest in the Advance Auto Parts store in Middletown, Ohio to an unrelated third party. The sale is subject to contingencies and may not be completed. If the sale is completed, the Company expects to receive net proceeds of approximately $99,000, which will result in a net gain of approximately $19,100.

(5)  Payable to AEI Fund Management, Inc. –

AEI Fund Management, Inc. performs the administrative and operating functions for the Company. The payable to AEI Fund Management represents the balance due for those services. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS

(6)  Members’ Equity –

For the three months ended March 31, 2021 and 2020, the Company declared distributions of $94,433 and $94,432, respectively. The Limited Members received distributions of $91,600 and $91,599 and the Managing Members received distributions of $2,833 and $2,833 for the periods, respectively. The Limited Members' distributions represented $0.05 and $0.05 per LLC Unit outstanding using 1,738,006 weighted average Units in both years. The distributions represented $0.01 and $0 per Unit of Net Income and $0.04 and $0.05 per Unit of return of contributed capital in 2021 and 2020, respectively.

(7)  Fair Value Measurements –

Fair value, as defined by US GAAP, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. US GAAP establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. US GAAP requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1 inputs, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

At March 31, 2021 and December 31, 2020, the Company had no financial assets or liabilities measured at fair value on a recurring basis or nonrecurring basis that would require disclosure. The Company had the following nonfinancial assets measured on a nonrecurring basis that were recorded at fair value during 2020.

At December 31, 2020, the Advance Auto store in Middletown, Ohio was written down to its estimated fair value of $82,500 after completing our long-lived asset valuation analysis. The resulting impairment charge of $78,376 was included in earnings for the fourth quarter of 2020. The fair value of the property was based upon comparable sales of similar properties, which are considered Level 2 inputs in the valuation hierarchy.

AEI INCOME & GROWTH FUND 26 LLC
NOTES TO FINANCIAL STATEMENTS

(8)  COVID-19 Outbreak –

During the first quarter of 2020, there was a global outbreak of COVID-19 which continues to adversely impact global commercial activity and has contributed to significant volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus have continued to be identified in additional countries, many countries have reacted by instituting quarantines, placing restrictions on travel, and limiting hours of operations of non-essential offices and retail centers. Such actions are creating disruption in global supply chains, and adversely impacting a number of industries, such as retail, restaurants and transportation. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to the tenants of its properties, the potential closure of certain of its properties, increased costs of operations, decrease in values of its properties, changes in law and/or regulation, and uncertainty regarding government and regulatory policy. Up to the date of this filing, the Company has entered into a rent deferral agreement with one tenant of the seven properties owned by the Company. In June 2020, the Company entered into an agreement with the tenant of the Zales store in Enid, Oklahoma to defer base rent in April and May 2020. The tenant started paying the deferred amounts in twelve equal monthly installments beginning on February 1, 2021.

The Company has elected not to account for these deferrals of rent as a lease modification under COVID-19 guidance issued by the FASB. Deferred rent of $19,360 was recognized as rental income during the year ended December 31, 2020 and a corresponding rent receivable was recorded. The rent receivable related to these rental deferrals is $16,133 as of March 31, 2021. The Company continues to work closely with tenants to determine the best course of action to meet the tenants short-term rental needs during these unprecedented times.

CONSENT FORM

AEI INCOME & GROWTH FUND LIMITED LIABILITY COMPANY
CONSENT OF LIMITED MEMBERS

This consent is presented by
AEI Fund Management XXI, Inc., Managing Member

The undersigned, a Limited Member of AEI Income & Growth Fund 26 Limited Liability Company (“Fund 26”), hereby consents (unless otherwise directed below) to the proposals identified below as indicated below. Indicate your vote by placing an “X” or check mark on the appropriate line. Failure to vote will have the effect of voting “AGAINST” each proposal.

Please vote “FOR” only one of the first two proposals. Do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously:

Proposal #1 – to liquidate:

FOR _____      AGAINST ______       ABSTAIN ______

Proposal #2 – to continue Fund 26’s operations for an additional 60 months:

FOR _____       AGAINST ______       ABSTAIN ______

Please Vote on Proposal #3 – to amend Fund 26’s unit repurchase plan:

FOR _____       AGAINST ______       ABSTAIN ______

Please vote on Proposal #4 – to sell joint venture interests in certain properties to other AEI Affiliated Funds:

FOR _____       AGAINST ______      ABSTAIN ______

The units held by the signing Limited Member will be voted as directed. They will be voted "FOR" the proposal if no box is checked.

Please sign exactly as your name appears below. All owners of record and trustees must sign. When units are held by joint tenants, both owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

After marking your vote and signing this Consent Form, please return it in the enclosed, postage paid envelope. To be counted, this Consent Form must be received not later than the close of business on October 8, 2021.

Dated: ________________________

_____________________________________
_____________________________________
Signatory #1

Signatory #2

_____________________________________
_____________________________________
Signatory #3

Signatory #4